UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 25, 2009 (February 9, 2009)
Date of Report (Date of earliest event reported)

HC INNOVATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-52197	04-3570877
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification No.)

10 Progress Drive, Suite 200
Shelton, CT 06484
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (203) 925-9600

10 Progress Drive, Suite 200
Shelton, CT 06484
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On February 9, 2009, HC Innovations, Inc. (the “Company”), a Delaware Corporation, executed three (3) year employment agreements which sets for the terms of Ms. Tina Bartelmay’s appointment as the Company’s President and Chief Operating Officer and the terms of Mr. Brett Cohen’s appointment as the Company’s Executive Vice-President.

Under the terms of the employment agreement, Ms. Bartelmay and Mr. Cohen are to receive annual compensation in the amount of $225,000 and $200,000, respectively, as well as an annual incentive compensation award, the amount of which shall be based upon performance targets, with earnings being a key performance target, and award levels determined by the Company’s Chief Executive Officer, in accordance with the Company’s annual incentive compensation plan or other incentive arrangements in effect from time to time. In addition, each of Ms. Bartelmay and Mr. Cohen are eligible to participate in the Company’s Incentive Compensation Plan, in accordance with its terms as may be in effect from time to time. Further, Ms. Bartelmay was granted options to purchase 1,700,000 shares of the Company’s common stock, while Mr. Cohen was granted options to purchase 1,350,000 shares of the Company’s common stock. The options granted to Ms. Bartelmay and Mr. Cohen vest over a period of three years and are exercisable at the rate of 1/3 for every year of service at a price of $0.20 per share.

Tina Bartelmay Tina Bartelmay, age 48, brings more than twenty four years of diverse healthcare experience to ECI, with an intense focus in the past fifteen years on the care and disease management space. She has extensive experience working with employers, health plans and emerging technology companies to provide strategic planning, product development, and operations support for innovative solution sets. She brings significant experience and expertise in sales and sales management from which she has forged a deep knowledge of the marketplace and evolving customer needs.

Prior to joining the Company, Tina was the Vice President of Employer Solutions for the OptumHealth division of UnitedHealth Group from 2007 to 2008, where she was responsible for building, coaching and leading a world-class team of sales and business development professionals. Her past experience also includes serving as the Vice President of Sales and Account Management for Avivia Health from Kaiser Permanente from 2005 to 2007, Executive Vice President of Operations for CNA Health Partners and running her own consulting company from 2001 to 2005. Tina has an MBA from Texas A&M University, and a BS in Allied Health Professions from Ohio State University.

Brett Cohen Mr. Cohen brings more than fifteen years of healthcare leadership to ECI. He has held several management positions at UnitedHealth Group, most recently as the Senior Director of Operations and Finance for the New England region of Evercare 2004-2007. Mr. Cohen also served as Vice President of Business Development and Clinical Research Administration for Clinical Research Consultants 1998-2002 and as a management consultant with APM/CSC Healthcare 1995-1998.

Mr. Cohen has sat on several boards including Big Brothers/Big Sisters of Southwestern Connecticut, Clinical Research Consultants, Inc. and Previva, Inc.

Mr. Cohen has a BA in Psychology from Yale University and an MBA in Finance and Healthcare Management from the Wharton School at The University of Pennsylvania.

There are no familiar relationships among the officers of the Company.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

Not applicable.

(b) PRO FORMA FINANCIAL INFORMATION.

Not applicable.

(c) SHELL COMPANY TRANSACTIONS.

Not applicable.

(d) EXHIBITS.

Exhibit No.	Exhibit Description

5.1 -	Employment Agreement by and between HC Innovations, Inc. and Tina Bartelmay
5.2 -	Employment Agreement by and between HC Innovations, Inc. and Brett Cohen

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

February 25, 2009		HC INNOVATIONS, INC.

	By:	/s/ R. Scott Walker
Name: R. Scott Walker
Title: Chief Financial Officer